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                                   EXHIBIT 3.4

                     AMENDMENT TO ARTICLES OF INCORPORATION

             CHANGING NAME FROM CLIFF GRAPHICS INTERNATIONAL, INC.,

                              A NEVADA CORPORATION

                                       TO

                GLOBAL GOLF HOLDINGS, INC., A NEVADA CORPORATION

                               DATED MARCH 8, 1995

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                 FILED                                                   C 58731
                 -----                                                   E078556
         IN THE OFFICE OF THE
SECRETARY OF STATE OF THE STATE OF NEVADA
-----------------------------------------

              MAR 08 1995
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              No. 5365-86
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              DEAN HELLER

DEAN HELLER, SECRETARY OF STATE

               CERTIFICATE AMENDING THE ARTICLES OF INCORPORATION

                                       OF

                       CLIFF GRAPHICS INTERNATIONAL, INC.

We, the undersigned, Robert G. Russo, Jr., President and Daryl F. Russo, Asst. Secretary, of Cliff Graphics International, Inc., do hereby certify:

         That the shareholders of said corporation at a meeting duly convened, held on the 28th date of January, 1995, adopted a resolution to amend the original articles as follows:

         Article One is hereby amended to read follows:

         The name of the Corporation is Global Golf Holdings, Inc.

The number of shares of the corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation is 3,064,069, that the said changes and amendment have been consented to and approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.

                                                  /s/ ROBERT F. RUSSO, JR.
                                            ------------------------------------
                                            ROBERT F. RUSSO, JR., PRESIDENT

                                                 /s/ DARYL F. RUSSO
                                            ------------------------------------
                                            DARYL F. RUSSO, ASST. SECRETARY

STATE OF ARIZONA           }
                           } ss.
COUNTY OF MARICOPA         }

On March 7th , 1995, personally appeared before me, a Notary Public, Robert F. Russo, Jr. and Daryl F. Russo, who acknowledged that they executed the above instrument.


     RECEVEID                               /s/ Notary Public
     --------                               ----------------------------------
      333 NC                                Notary Public

    MAR 08 1995                             My Commission Expires Feb. 29, 1996
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Secretary of State